Exhibit 23.2

CONSENT OF INDEPENDEDNT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Form S-8 Registration Statement of GreenChek Technology Inc. of my report dated June 14, 2010, relating to the audit of the financial statements of GreenChek Technology Inc. for the years ended February 28, 2010 and 2009, appearing in the Company’s Form 10-K filed on June 15, 2010, which is incorporated in this Form S-8 by reference.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.
Freeport, New York

September 14, 2010